Exhibit 99.1

Public Relations Contact Bob Wientzen Quantum Corp. (720) 201-8125 bob.wientzen@quantum.com	Investor Relations Contact Rob Fink FNK IR (646) 809-4048 rob@fnkir.com

Quantum Provides Updated Revenue Guidance for Fiscal Q4; Amends Loan Agreements

Company Provides Update on Supply Chain
SAN JOSE, Calif. - April 6, 2020 - Quantum Corporation (NASDAQ: QMCO) today provided an update to investors regarding expected revenue levels for the fourth quarter, loan agreement amendments, and the status of its supply chain.

Revenue Guidance Update
Based on the analysis of preliminary operating results, management now expects revenues of approximately $87 million for the fourth fiscal quarter ended March 31, 2020. This level of revenue reflects the impact of the uncertainties associated with the COVID-19 pandemic and is within 8% of the midpoint of the previously provided guidance range of $90 to $100 million. The impact of COVID-19 related order delays were partially offset by the contribution of incremental revenue from ActiveScale products. The acquisition of the ActiveScale object storage business was finalized on March 17, 2020 and contributions from it in the first 13 days are expected to be accretive to the operations for the fourth fiscal quarter.

Loan Agreement Amendments

Based on our preliminary results for the fourth fiscal quarter combined with the uncertainties in estimating future business levels, management proactively entered into discussions with its lenders to ensure the current credit facilities enabled the flexibility to provide financial support during this challenging period and beyond.
As a result of these efforts, the Company and the term loan lenders agreed to amend the term loan agreement. Included in this amendment was a reduction in the cash interest payment to 7.5% from 12% for the fourth fiscal quarter, with the remaining portion being paid-in-kind, and a deferral of the loan amortization payment until next quarter resulting in an immediate cash savings of approximately $2.3 million.
The Company has also finalized an agreement with its revolver lender as well as the term loan lenders to amend the related credit agreements to waive applicable covenants for the fourth fiscal quarter.
As outlined in both Amendments, the Company and its lenders intend to work to further amend the credit agreements by May 15, 2020 to provide a framework that will be supportive of the Company beyond the current period. Additional details regarding the Amendments are set forth in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2020.
“While customer order delays resulting from the COVID-19 pandemic impacted our ability to reach our previously issued guidance, the Quantum team executed well and navigated unprecedented conditions at the end of the quarter while proactively working with our lenders to ensure our credit facilities remained aligned to the current dynamic business environment,” commented Mike Dodson, Quantum’s Chief Financial Officer. “The on-going rationalization of our cost structure and our shift to higher-value and higher-margin solutions, which our clients view as critical to their operations, continues to deliver benefits and strengthen our fundamentals.”

Supply Chain Status
While Quantum’s supply chain remains intact and operating, the Company has experienced issues related to its logistics network. The reduced capacity within and across freight lanes (aircraft, personnel, customs clearance, etc.) has caused late deliveries from re-routes and mis-shipments, as well as increased expedite and other charges to deliver and receive products. To date, Quantum has experienced minimal impact on product availability, although future capacity constraints across the network due to lost capacity from factory down time, closures, as well as reduced staff and demand signal fluctuations are expected to impact product availability in the months and possibly quarters to come. Management continues to work closely with suppliers to ensure forecast requirements are known and are taking steps in an effort to secure material in advance of suspected allocation disruptions.

CEO Summary
Jamie Lerner, Quantum’s Chairman and Chief Executive Officer, commented, “We continue to diligently navigate the rapidly changing economic landscape and remain well equipped to execute our long-term strategic plan. Quantum equipment is relied on in disaster and crisis situations, and our solutions are core to many of our customers’ business continuity. As a result, we remain confident we have a business model that can weather the delays and disruption of a challenging pandemic. We also believe this crisis will be a driver for significant innovation and we continue to work closely with our customers on what this means for their work environments in the months and years ahead. We will continue to be disciplined in our execution and find opportunities during this crisis to advance our mission to lead our industry in video solutions.”

About Quantum
Quantum technology and services help customers capture, create and share digital content - and preserve and protect it for decades. With solutions built for every stage of the data lifecycle, Quantum’s platforms provide the fastest performance for high-resolution video, images, and industrial IoT. That’s why the world’s leading entertainment companies, sports franchises, researchers, government agencies, enterprises, and cloud providers are making the world happier, safer, and smarter on Quantum. See how at www.quantum.com.

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Quantum and the Quantum logo, as well as StorNext are registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Statements
This press release contains “forward-looking” statements. Quantum advises caution in reliance on forward-looking statements. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Quantum Corporation and its consolidated subsidiaries (“Quantum”) may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements regarding Quantum’s expected revenue results for the fourth fiscal quarter ended March 31, 2020, the anticipated impact of the COVID-19 pandemic on Quantum’s supply chain and product availability in future periods, the Company’s confidence that it has a business model that can weather the delays and disruption of a challenging pandemic, the potential impact of COVID-19 on the Company’s business and the Company’s relationship with its lenders and its intent to work with them to navigate the current environment and amend certain financial covenants that it may be unable to meet in future periods as a result of the impact of the COVID-19 pandemic. Although the Company continues to engage in a constructive dialogue with its lenders for both the term loan and the revolver, there is a risk that it will be unable to reach agreement and even if it is able to reach an agreement, it may be on unfavorable terms to the Company. Risks, uncertainties and assumptions include public health requirements in response to the outbreak of COVID-19 and the impact on the Company’s business and operations, which is evolving and beyond the Company’s control, and the timing of customer orders and product shipments; members of the Company’s management team or a significant number of its global employee base becoming ill with COVID-19; changes in government regulations and mandates to address COVID-19 that may adversely impact Quantum’s ability to continue to operate without disruption; a significant decline in global macroeconomic conditions that have an adverse impact on the Company’s business and financial results; challenges to the Company’s infrastructure because of the number of employees working from remote locations, a cyberattack or other issues associated with remote connectivity; business interruptions related to the Company’s supply chain; the Company’s ability to manage its business and expenses if customers cancel or delay orders; the Company’s ability to meet its debt covenants or obtain appropriate waivers from its lenders or amend current debt agreements, if necessary; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in Quantum’s filings with the Securities and Exchange Commission, including its Form 10-K filed with the Securities and Exchange Committee on August 6, 2019. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.